Exhibit 10.1

VOTING SUPPORT AGREEMENT

January ________, 2011

Dear Securityholder:

Re	Arrangement Agreement between Petrolifera Petroleum Limited and Gran Tierra Energy Inc.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by you (the "Securityholder"), and in consideration of the entering into by Petrolifera Petroleum Limited ("TargetCo") and Gran Tierra Energy Inc. ("AcquireCo") of the arrangement agreement (the "Arrangement Agreement") dated the date hereof relating to the proposed acquisition of TargetCo by AcquireCo (the "Arrangement") and providing for, amongst other things, the issuance of 0.1241 of an AcquireCo Share for each TargetCo Share subject to rounding, the Securityholder agrees as follows (unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Arrangement Agreement):

1.	Ownership of TargetCo Securities

AcquireCo understands that the Securityholder is the beneficial owner, directly or indirectly, of or exercises control or direction over the number of: (a) TargetCo Shares; (b) TargetCo Options; and (c) TargetCo Warrants, all as set forth in the Securityholder's acceptance at the end of this letter agreement ("Agreement") (collectively, such TargetCo Shares, TargetCo Options and TargetCo Warrants, the "Subject Securities" which term shall include any TargetCo Shares issued to the Securityholder after the date hereof pursuant to the exercise of any TargetCo Options and TargetCo Warrants and all TargetCo Shares, TargetCo Options, TargetCo Warrants or other securities of TargetCo otherwise acquired by the Securityholder after the date hereof).

2.	Revocation of Previous Proxies

The Securityholder hereby revokes any and all previous proxies with respect to the Subject Securities.

3.	Covenants of the Securityholder

The Securityholder irrevocably covenants and agrees to and for the benefit of AcquireCo that, until the earlier of: (x) the Release Date, as defined below; and (y) the termination of this Agreement in accordance with its terms, the Securityholder shall:

(a)
attend (either in person or by proxy) any meeting of the TargetCo Securityholders convened for the purposes of considering the Arrangement (including, any adjournments and postponements thereof) and vote or cause to be voted, to the extent applicable, all of the Subject Securities in favour of the Arrangement and all other matters related thereto that are necessary for, or ancillary to, implementing the Arrangement;

(b)	except for all such actions that are permitted under Section 6, vote the Subject Securities against:

(i)
any extraordinary transaction, such as a merger, rights offering, reorganization, recapitalization, or liquidation involving TargetCo or any of its subsidiaries or affiliates other than the Arrangement and any transaction related thereto;

(ii)
a sale or transfer of a material amount of assets of TargetCo or the issuance of any securities of TargetCo or any of its subsidiaries or affiliates (other than pursuant to the exercise of TargetCo Options or TargetCo Warrants); or

(iii)	any action that is reasonably likely to impede, interfere with, delay, postpone, or adversely affect in any material respect the Arrangement;

(c)
not sell, transfer, assign, or otherwise dispose of (other than by operation of Laws) or enter into any agreement or understanding relating to the sale, transfer, assignment or other disposition of the Subject Securities (other than TargetCo Options or TargetCo Warrants in respect of which the Securityholder has exercised his or her right to acquire TargetCo Shares in accordance with their terms or as contemplated herein or by the Arrangement Agreement) or permit any affiliate of the Securityholder to do any of the foregoing without the prior written consent of AcquireCo, which shall not be unreasonably withheld;

(d)
not grant or agree to grant any proxy or other right to vote the Subject Securities that is inconsistent with the terms hereof, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of TargetCo Securityholders or give consents or approvals of any kind as to the Subject Securities;

(e)	exercise all TargetCo Options held by the Securityholder or surrender such TargetCo Options in accordance with the Arrangement Agreement;

(f)
not exercise any rights of dissent or appraisal in respect of any resolution approving the Arrangement or any aspect thereof or matter related thereto, or in any manner delay, hinder, prevent, interfere with or challenge the Arrangement;

(g)
in connection with the solicitation of proxies for any meeting of TargetCo securityholders to be held to consider the Arrangement (a "Special Meeting"), use the Securityholder's reasonable commercial efforts to furnish to counsel to TargetCo the information relating to the Securityholder (if any) required by Applicable Securities Laws to be set forth in any information circular (the "Information Circular") and in any other applicable regulatory filing.  Information relating to the Securityholder furnished by the Securityholder for inclusion in the Information Circular will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(h)
promptly notify AcquireCo upon any of the undersigned's representations or warranties contained in this Agreement becoming untrue or incorrect in any material respect prior to the Release Date, and for the purposes of this provision, each representation and warranty shall be deemed to be given at and as of all times during such period (irrespective of any language which suggests that it is only being given as at the date hereof);

(i)
without effecting any entitlement to receive compensation for loss of employment, if the Securityholder is a director or officer of TargetCo or its subsidiaries, if requested by AcquireCo, to resign his or her position as a director and/or officer of TargetCo and its subsidiaries effective at such time as may be requested by AcquireCo (provided such time is not prior to the Effective Time) and, upon payment in accordance with any employment agreement or severance arrangement, provide a duly executed mutual release in form satisfactory to AcquireCo and such Securityholder, both acting reasonably, and will use its reasonable commercial efforts to enable AcquireCo to elect or appoint all of the directors of TargetCo and to effect an orderly transition of management and control of TargetCo at the time and in the manner requested by AcquireCo.

For the purposes of this Agreement, "Release Date" means the earlier of:

(i)	the Effective Time, and

(ii)	the date the Arrangement Agreement is terminated.

4.	Representations and Warranties of the Securityholder

The Securityholder hereby represents and warrants to AcquireCo, as of the date of this Agreement and on the Effective Date, that:

(a)	the Securityholder is the beneficial owner of, or exercises control or direction over, the Subject Securities;

(b)
the Subject Securities are held by the Securityholder with good, valid and marketable title thereto, and the transfer of such Subject Securities, including TargetCo Shares issuable on exercise of TargetCo Options and TargetCo Warrants, to AcquireCo will pass good, valid and marketable title to such securities, free and clear of all claims, liens, charges, encumbrances and security interests.  The Subject Securities constitute all of the TargetCo Shares, TargetCo Options, TargetCo Warrants or other securities of TargetCo owned legally or beneficially, either directly or indirectly, by the Securityholder or over which the Securityholder exercises control or direction, either directly or indirectly;

(c)	the Securityholder has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions contemplated hereby;

(d)
the Securityholder is duly authorized to execute and deliver this Agreement and this Agreement is a valid and binding agreement, enforceable against the Securityholder in accordance with its terms, and the consummation by the Securityholder of the transactions contemplated hereby will not constitute a violation or breach of or default under, or conflict with, any contract, commitment, agreement understanding or arrangement of any kind to which the Securityholder is or will be a party and by which the Securityholder is or will be bound at the time of such consummation;

(e)
the Securityholder has not previously granted or agreed to grant any ongoing proxy in respect of the Subject Securities or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, or any agreement to call meetings of TargetCo securityholders or give consents or approvals in any way affecting the Subject Securities;

(f)
no consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, or filing with, or notification to any Governmental Entity is required to be made or obtained by the Securityholder in connection with: (i) the execution and delivery by the Securityholder and enforcement against the Securityholder of this Agreement; or (ii) the consummation of any of the transactions by the Securityholder provided for herein; and

(g)
there are no legal or quasi-legal proceedings in progress or pending before any public body, court or authority or threatened against the Securityholder that would adversely affect in any manner the ability of the Securityholder to enter into this Agreement and to perform its obligations hereunder or the title of the Securityholder to any of the Subject Securities and there is no judgment, decree or order against the Securityholder that would adversely affect in any manner the ability of the Securityholder to enter into this Agreement and to perform its obligations hereunder or the title of the Securityholder to any of the Subject Securities.

5.	Representations and Warranties of AcquireCo

AcquireCo hereby represents and warrants to and covenants with the Securityholder that:

(a)
AcquireCo is duly formed and validly existing under the laws of its jurisdiction of formation.  AcquireCo has all necessary corporate power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement and to consummate the transactions contemplated hereby; and

(b)
AcquireCo is duly authorized to execute and deliver this Agreement and this Agreement, upon acceptance by the Securityholder, will be a valid and binding agreement, enforceable against AcquireCo in accordance with its terms, and the execution of this Agreement will not constitute a violation of or default under, or conflict with, any restrictions of any kind of any contract, commitment, agreement, understanding or arrangement to which AcquireCo is a party and by which AcquireCo is bound.

6.	No Limit on Fiduciary Duty

Nothing contained in this Agreement will: (a) restrict, limit or prohibit the Securityholder from exercising (in his or her capacity as a director or officer of TargetCo or any of its subsidiaries) his or her fiduciary duties to TargetCo or any of its subsidiaries under Applicable Laws; or (b) require the Securityholder in his or her capacity as an officer of TargetCo or any subsidiary of TargetCo to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the TargetCo Board of Directors undertaken in the exercise of their fiduciary duties.

7.	Expenses

AcquireCo and the Securityholder each agree to pay their own expenses incurred in connection with this Agreement.  Each of the parties hereto agrees to indemnify the other against any claim for a finder's fee or other compensation by any broker claiming by, through or under such indemnifying party.

8.	Termination

It is understood and agreed that the respective rights and obligations hereunder of AcquireCo and the Securityholder shall cease and this Agreement shall terminate immediately following the Release Date and otherwise may be terminated by notice in writing:

(a)	at any time prior to the Effective Date by mutual consent of AcquireCo and the Securityholder;

(b)
by AcquireCo at any time when not in material default in the performance of its obligations under this Agreement if: (i) any of the representations and warranties of the Securityholder under this Agreement shall not be true and correct in all material respects; or (ii) the Securityholder shall not have complied with its covenants to AcquireCo contained in this Agreement in all material respects;

(c)
by the Securityholder at any time when not in material default in the performance of its obligations under this Agreement if: (i) any of the representations or warranties of AcquireCo under this Agreement shall not be true and correct in all material respects; or (ii) AcquireCo shall not have complied with its covenants to the Securityholder contained in this Agreement in all material respects; and

(d)	by the Securityholder if the Effective Date has not occurred by April 30, 2011.

Notwithstanding Section 8(b) or Section 8(c), neither AcquireCo nor the Securityholder may exercise any termination right set forth in Section 8(b) or Section 8(c) respectively unless the party intending to so exercise has delivered a written notice to the other party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters that the party delivering such notice is asserting as the basis for the non-fulfilment of the applicable covenant or termination right, as the case may be.  If any such notice is delivered, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may terminate this Agreement until the expiration of a period of five Business Days from the date such notice is received, and then only if such non-fulfilment of the applicable covenant or termination right, as the case may be, shall not have been cured.

9.	Effect of Termination

Upon termination of this Agreement in accordance with Section 8, no party shall have any liability under this Agreement; provided that, other than in the event of termination of this Agreement upon the occurrence of the Effective Time, neither the termination of this Agreement nor any provision of this Section 9 shall relieve any party from any liability for any breach by it of this Agreement, including from any incorrectness or inaccuracy in its representations and warranties and any non-performance by it of any of its covenants made herein.

10.	Amendment

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

To the extent the Arrangement Agreement is amended, modified, restated, replaced or superseded from time to time, all references herein to the Arrangement Agreement shall be to the Arrangement Agreement as amended, modified or restated from time to time or to the agreement which has replaced or superseded it from time to time, and any and all references to particular sections of the Arrangement Agreement shall be deemed to be references to the analogous provision in the Arrangement Agreement as amended, modified or restated from time to time or to the agreement which has replaced or superseded it from time to time.

11.	Assignment

No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

12.	Disclosure

Prior to the first public disclosure by TargetCo and AcquireCo of the existence and terms and conditions of this Agreement, neither of the parties hereto shall disclose the existence of this Agreement or any details hereof, or the possibility of the Arrangement or any terms or conditions or other information concerning the Arrangement to any Person other than the Securityholder's advisors, or the directors, officers and advisors of TargetCo, AcquireCo and their respective subsidiaries, without the prior written consent of the other party hereto, except to the extent required by Laws or any applicable stock exchange rules or policies of regulatory authorities.  The existence and terms and conditions of this Agreement may be disclosed by AcquireCo and TargetCo in the press release issued in connection with the execution of the Arrangement Agreement and other public disclosure documents in accordance with Applicable Securities Laws and a copy of this Agreement may be filed by TargetCo and/or AcquireCo with securities regulatory authorities to the extent such filing is required by Applicable Securities Laws.

13.	Further Assurances

The Securityholder shall from time to time and at all times hereafter at the request of AcquireCo but without further consideration, do and perform all such further acts, matters and things and execute and deliver all such further documents, deeds, assignments, agreements, notices and writings and give such further assurances as shall be reasonably required for the purpose of giving effect to this Agreement.

14.	Successors

This Agreement will be binding upon, enure to the benefit of and be enforceable by AcquireCo and the Securityholder and their respective successors.

15.	Time of the Essence

Time shall be of the essence of this Agreement.

16.	Unenforceable Terms

If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent the remainder of this Agreement or application of such provision to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by Laws.

17.	Survival

(a)	The representations and warranties made by the Securityholder in Section 4 shall survive the completion of the Arrangement; and

(b)	The representations and warranties made by AcquireCo in Section 5 shall survive the completion of the Arrangement.

18.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered or sent by facsimile transmission with confirmation of receipt:

(a)	in the case of the Securityholder to:

c/o Petrolifera Petroleum Limited
900, 332 – 6th Avenue SW
Calgary, Alberta  T2P 0B2

Attention:	Richard A. Gusella, Executive Chairman or Gary D. Wine, President and Chief Operating Officer
Facsimile:             (403) 538-6225

(b)	in the case of AcquireCo to:

Gran Tierra Energy Inc.
300, 625 – 11th Avenue SW
Calgary, Alberta  T2R 0E2

Attention:              Dana Coffield, President and Chief Executive Officer
Facsimile:             (403) 265-3242

or at such other address or facsimile number as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner herein provided.  Any notice or communication so given shall be deemed to be received on the day of delivery, if delivered, and on the day of sending, if sent by facsimile transmission; provided that if such day of delivery or sending is not a Business Day at the point of receipt then such notice or communication shall be deemed to have been received on the first Business Day thereafter.

19.	Applicable Law

This Agreement shall be governed and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

20.	No Strict Construction

The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

21.	Entire Agreement

This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.  Other than as set forth in this Agreement, no representation or warranty has been given by any party to the other.

22.	Specific Performance and other Equitable Remedies

Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Arrangement Agreement, that AcquireCo would not enter into the Arrangement Agreement unless this Agreement was executed, and accordingly acknowledges and agrees that a breach by the Securityholder of any covenants or other commitments contained in this Agreement will cause AcquireCo to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agree that in the event of any such breach, AcquireCo shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the Securityholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

This letter may be signed by fax or PDF document and in counterparts, which, together, shall be deemed to constitute one valid and binding agreement and delivery of such counterparts may be effected by means of facsimile or PDF document.

GRAN TIERRA ENERGY INC.

By:
Name:
Title

Acceptance by the Securityholder

The foregoing is hereby accepted as of and with effect from the _______ day of January, 2011 and the undersigned hereby confirms that the undersigned beneficially owns, directly or indirectly, or exercises control or direction over the Subject Securities indicated below:

TargetCo Shares

TargetCo Options

TargetCo Warrants

Witness	Signature of Securityholder or, if a corporation,
authorized signing officer

Name of Securityholder (please print)